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                                                                Exhibit 10.2

October 23, 1996

                                        Central European Media Enterprises Group





Mr. Andrew Gaspar
President
Bukfenc, Inc.
122 Salem Road
Roslyn, NY 11577

Dear Mr. Gaspar:

         Central European Media Enterprises Ltd. wishes to extend the Services Agreement between itself and Bukfenc, Inc. for a period of two years from the date hereof on the same terms and conditions as the current agreement, a copy of which is attached. Please indicate your approval of this extension by signing below and returning this letter to me.

         We look forward to continued success working together.

                                   Sincerely,



                                 Leonard Fertig

AG:map

ACCEPTED:



Andrew Gaspar, President            Date
Bukfenc, Inc.